UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2010

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9916	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 North Central Avenue
Phoenix, Arizona	85004-4414
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.  Material Modification to Rights of Security Holders.

(a)  The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)  Freeport-McMoRan Copper & Gold Inc. (the “Company”) previously reported that on February 2, 2010, its Board of Directors adopted a resolution to allow the Rights Agreement, dated as of May 3, 2000, between the Company and Mellon Investor Services LLC, successor to ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the “Rights Agreement”), as amended by Amendment No. 1 to the Rights Agreement, effective as of February 26, 2002, to expire in accordance with its terms.

The Rights Agreement expired on May 16, 2010.  As a result, each outstanding share of the Company’s common stock, par value $0.10 per share (the “Common Stock”), is no longer accompanied by a right to purchase one one-hundredth of a share of the Company’s Series A Participating Cumulative Preferred Stock (the “Right”).  The holders of Common Stock are not entitled to any payment as a result of the expiration of the Rights Agreement and the Rights issued thereunder.

In connection with the expiration of the Rights Agreement, on May 17, 2010, the Company filed a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of Delaware to eliminate all references in the Company’s Amended and Restated Certificate of Incorporation to the Company’s Series A Participating Cumulative Preferred Stock.  A copy of the Certificate of Elimination is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By:	/s/ C. Donald Whitmire, Jr.

C. Donald Whitmire, Jr.

Vice President and Controller - Financial Reporting
(authorized signatory and Principal Accounting Officer)

Date: May 17, 2010

Freeport-McMoRan Copper & Gold Inc.
Exhibit Index

Exhibit Number

3.1	Certificate of Elimination of Series A Participating Cumulative Preferred Stock.